Exhibit 1.2

Pricing Agreement

October 27, 2022

Barclays Capital Inc.

As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue $1,500,000,000 aggregate principal amount of 7.325% Fixed Rate Resetting Senior Callable Notes due 2026 (the “2026 notes”), $1,500,000,000 aggregate principal amount of 7.385% Fixed Rate Resetting Senior Callable Notes due 2028 (the “2028 notes”) and $2,000,000,000 aggregate principal amount of 7.437% Fixed Rate Resetting Senior Callable Notes due 2033 (the “2033 notes” and, together with the 2026 notes and the 2028 notes, the “notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of notes set forth opposite the name of such Underwriter in Schedule I-A, I-B and/or I-C hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated March 3, 2021 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 4.30 p.m New York time on October 27, 2022. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A, Exhibit B and Exhibit C hereto.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

[Signature Page Follows]

Very truly yours,

BARCLAYS PLC

/s/ Stuart Frith
Name: Stuart Frith
Title: Director, Capital Markets Execution

Accepted as of the date hereof at New York, New York

On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Thomas Boone
Name: Thomas Boone
Title: Director

[Signature Page to Pricing Agreement]

SCHEDULE I-A

Underwriters	Principal Amount of the 2026 notes
Barclays Capital Inc.	$1,100,000,000.00
BNP Paribas Securities Corp.	$40,000,000.00
Intesa Sanpaolo S.p.A.	$40,000,000.00
Nomura Securities International, Inc.	$40,000,000.00
Skandinaviska Enskilda Banken AB (publ)	$40,000,000.00
Standard Chartered Bank	$40,000,000.00
TD Securities (USA) LLC	$40,000,000.00
UBS Securities LLC	$40,000,000.00
Academy Securities, Inc.	$20,000,000.00
ANZ Securities, Inc.	$20,000,000.00
C.L. King & Associates, Inc.	$20,000,000.00
Great Pacific Securities	$20,000,000.00
PNC Capital Markets LLC	$20,000,000.00
Rabo Securities USA, Inc.	$20,000,000.00
Total	$1,500,000,000

SCHEDULE I-B

Underwriters	Principal Amount of the 2028 notes
Barclays Capital Inc.	$1,100,008,000.00
CaixaBank, S.A.	$30,769,000.00
CIBC World Markets Corp.	$30,769,000.00
Citigroup Global Markets Inc.	$30,769,000.00
Credit Suisse Securities (USA) LLC	$30,769,000.00
J.P. Morgan Securities LLC	$30,769,000.00
MUFG Securities Americas Inc.	$30,769,000.00
Natixis Securities Americas LLC	$30,769,000.00
Santander Investment Securities Inc.	$30,769,000.00
AmeriVet Securities, Inc.	$15,384,000.00
CastleOak Securities, L.P.	$15,384,000.00
Citizens Capital Markets, Inc.	$15,384,000.00
Deutsche Bank Securities Inc.	$15,384,000.00
Loop Capital Markets LLC	$15,384,000.00
Regions Securities LLC	$15,384,000.00
Scotia Capital (USA) Inc.	$15,384,000.00
Swedbank AB (publ)	$15,384,000.00
Telsey Advisory Group LLC	$15,384,000.00
U.S. Bancorp Investments, Inc.	$15,384,000.00
Total	$1,500,000,000

SCHEDULE I-C

Underwriters	Principal Amount of the 2033 notes
Barclays Capital Inc.	$1,655,559,000.00
BBVA Securities Inc.	$22,222,000.00
BMO Capital Markets Corp.	$22,222,000.00
Danske Markets Inc.	$22,222,000.00
DZ Financial Markets LLC	$22,222,000.00
Lloyds Securities Inc.	$22,222,000.00
Mizuho Securities USA LLC	$22,222,000.00
Nordea Bank ABP	$22,222,000.00
RBC Capital Markets, LLC	$22,222,000.00
SG Americas Securities, LLC	$22,222,000.00
Wells Fargo Securities, LLC	$22,222,000.00
Blaylock Van, LLC	$11,111,000.00
CAVU Securities, LLC	$11,111,000.00
Desjardins Securities Inc.	$11,111,000.00
ING Financial Markets LLC	$11,111,000.00
Mischler Financial Group, Inc.	$11,111,000.00
QNB Capital LLC	$11,111,000.00
RB International Markets (USA) LLC	$11,111,000.00
Roberts and Ryan Investments Inc.	$11,111,000.00
Samuel A. Ramirez & Company, Inc.	$11,111,000.00
Siebert Williams Shank & Co., LLC	$11,111,000.00
Truist Securities, Inc.	$11,111,000.00
Total	$2,000,000,000

SCHEDULE II

Title of Designated Securities:

$1,500,000,000 7.325% Fixed Rate Resetting Senior Callable Notes due 2026.

$1,500,000,000 7.385% Fixed Rate Resetting Senior Callable Notes due 2028.

$$2,000,000,000 7.437% Fixed Rate Resetting Senior Callable Notes due 2033.

Price to Public:

100.000% of principal amount (for the 2026 notes).

100.000% of principal amount (for the 2028 notes).

100.000% of principal amount (for the 2033 notes).

Subscription Price by Underwriters:

99.750% of principal amount (for the 2026 notes).

99.675% of principal amount (for the 2028 notes).

99.550% of principal amount (for the 2033 notes).

Form of Designated Securities:

Each of the 2026, the 2028 notes and the 2033 notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore amended and supplemented) between Barclays PLC and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture to be dated on or about November 2, 2022, among Barclays PLC, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Securities Exchange, if any:

The New York Stock Exchange.

Maturity Date:

The stated maturity of the principal of the 2026 notes will be November 2, 2026 (the “2026 Notes Maturity Date”).

The stated maturity of the principal of the 2028 notes will be November 2, 2028 (the “2028 Notes Maturity Date”).

The stated maturity of the principal of the 2033 notes will be November 2, 2033 (the “2033 Notes Maturity Date”).

Interest Rate:

From (and including) the Issue Date to (but excluding) the 2026 Notes Reset Date, the 2026 notes will bear interest at a rate of 7.325% per annum.

From (and including) the 2026 Notes Reset Date to (but excluding) the 2026 Notes Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then prevailing U.S. Treasury Rate (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement (as defined below)), on the applicable Reset Determination Date, plus the 2026 Notes Margin.

From (and including) the Issue Date to (but excluding) the 2028 Notes Reset Date, the 2028 notes will bear interest at a rate of 7.385% per annum.

From (and including) the 2028 Notes Reset Date to (but excluding) the 2028 Notes Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then prevailing U.S. Treasury Rate (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement (as defined below)), on the applicable Reset Determination Date, plus the 2028 Notes Margin.

From (and including) the Issue Date to (but excluding) the 2033 Notes Reset Date, the 2033 notes will bear interest at a rate of 7.437% per annum.

From (and including) the 2033 Notes Reset Date to (but excluding) the 2033 Notes Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then prevailing U.S. Treasury Rate (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement (as defined below)), on the applicable Reset Determination Date, plus the 2033 Notes Margin.

Interest Payment Dates:

Interest will be payable on the 2026 notes semi-annually in arrear on May 2 and November 2 of each year, commencing on May 2, 2023.

Interest will be payable on the 2028 notes semi-annually in arrear on May 2 and November 2 of each year, commencing on May 2, 2023.

Interest will be payable on the 2033 notes semi-annually in arrear on May 2 and November 2 of each year, commencing on May 2, 2023.

Day Count:

30/360, Following, Unadjusted.

Regular Record Dates:

The close of business on the Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the close of business on the 15th Business Day preceding each applicable Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Optional Redemption:

The notes are redeemable as described under “Description of Senior Notes— Optional Redemption” in the Preliminary Prospectus Supplement, as supplemented by the final term sheet dated October 27, 2022 for the 2026 notes, the final term sheet dated October 27, 2022 for the 2028 notes and the final term sheet dated October 27, 2022 for the 2033 notes, respectively.

Tax Redemption:

The notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:

The notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Time of Delivery:

November 2, 2022 9.30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location:

Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

United Kingdom:

Each Underwriter represents, warrants and agrees with the Company that, in connection with the distribution of the notes, directly or indirectly, it: (1) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to United Kingdom Retail Investors:

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA.

Prohibition of Sales to EEA Retail Investors:

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Canada:

Each Underwriter represents, warrants and agrees with the Company, with respect to sales of the notes in Canada, that, directly or indirectly, it shall sell the notes only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Hong Kong:

Each Underwriter represents, warrants and agrees that:

(i)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than to (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan:

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and accordingly, each Underwriter represents and agrees that it has not offered or sold and undertakes that it will not offer or sell any notes directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore:

Each Underwriter acknowledges that the prospectus supplement and the accompanying Base Prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter represents, warrants and agrees that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus supplement and the accompanying Base Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

1.	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Taiwan:

Each Underwriter represents, warrants and agrees with the Company that the notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, offered or otherwise made available within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration or filing with or the approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. Each Underwriter further represents, warrants and agrees with the Company that no person or entity in Taiwan is authorized to offer, sell or otherwise make available any notes or the provision of information relating to the prospectus supplement and the Base Prospectus.

Other Terms and Conditions:

As set forth in the prospectus supplement dated October 27, 2022 relating to the notes (the “Preliminary Prospectus Supplement”), incorporating the Prospectus dated March 1, 2021 relating to the notes (the “Base Prospectus”).

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the 2026 notes, dated October 27, 2022, attached hereto as Exhibit A.

Final Term Sheet for the 2028 notes, dated October 27, 2022, attached hereto as Exhibit B.

Final Term Sheet for the 2033 notes, dated October 27, 2022, attached hereto as Exhibit C.

EXHIBIT A

Final Term Sheet for the $1,500,000,000 7.325% Fixed Rate Resetting Senior Callable Notes due 2026

Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-253693

$1,500,000,000 7.325% Fixed Rate Resetting Senior Callable Notes due 2026

Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,500,000,000 7.325% Fixed Rate Resetting Senior Callable Notes due 2026 (the “2026 notes”)

Expected Issue Ratings:[1]	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,500,000,000

Trade Date:	October 27, 2022

Settlement Date:	November 2, 2022 (T+4) (the “Issue Date”)

Maturity Date:	November 2, 2026 (the “2026 Notes Maturity Date”)

Coupon:	From (and including) the Issue Date to (but excluding) the 2026 Notes Reset Date, the 2026 notes will bear interest at a rate of 7.325% per annum.

From (and including) the 2026 Notes Reset Date to (but excluding) the 2026 Notes Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then prevailing U.S. Treasury Rate, on the Reset Determination Date, plus the 2026 Notes Margin.

Reset Date:	November 2, 2025 (the “2026 Notes Reset Date”)

Reset Determination Date:	The second Business Day (as defined below) immediately preceding the 2026 Notes Reset Date.

Interest Payment Dates:	Interest will be payable semi-annually in arrear on May 2 and November 2 of each year, commencing on May 2, 2023.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

U.S. Treasury Rate and Fallbacks:

“U.S. Treasury Rate” means, with respect to the Reset Period, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Determination Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

Day Count:	30/360, Following, Unadjusted.

Business Day:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated October 27, 2022 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2021 relating to the 2026 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2026 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:

The Issuer may, at its option, redeem the 2026 notes (i) in whole or in part, pursuant to the 2026 Notes Make-Whole Redemption at any time on or after May 2, 2023 to (but excluding) November 2, 2025 (the “2026 Notes Par Redemption Date”); and/ or (ii) in whole but not in part, on the 2026 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2026 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2026 Notes Make-Whole Redemption, the 2026 Notes Discount Factor is 50 bps.

Tax Redemption:	The 2026 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2026 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	305 bps (the “2026 Notes Margin”)

Benchmark Treasury:	UST 4.250% due October 15, 2025

Spread to Benchmark:	305 bps

Reoffer Yield:	7.325%

Price to Public:	100.000%

Underwriting Discount:	0.250%

Net Proceeds:	$1,496,250,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	BNP Paribas Securities Corp., Intesa Sanpaolo S.p.A., Nomura Securities International, Inc., Skandinaviska Enskilda Banken AB (publ), Standard Chartered Bank, TD Securities (USA) LLC, UBS Securities LLC

Co-Managers:	Academy Securities, Inc., ANZ Securities, Inc., C.L. King & Associates, Inc., Great Pacific Securities, PNC Capital Markets LLC, Rabo Securities USA, Inc.

Risk Factors:	An investment in the 2026 notes involves risks. See “Risk Factors” section beginning on page S-17 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738ECC75 / 06738E CC7

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-253693 ) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore amended and supplemented), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Listing:	We will apply to list the 2026 notes on the New York Stock Exchange.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

It is expected that delivery of the 2026 notes will be made, against payment of the notes, on or about November 2, 2022, which will be the fourth (4th) business day in the United States following the date of pricing of the 2026 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2026 notes in the secondary market generally are required to settle within two (2) business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the 2026 notes who wish to trade the 2026 notes on the date of the prospectus supplement or the next succeeding business day, will be required, because the 2026 notes initially will settle within four (4) business days (T+4) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2026 notes who wish to trade on the date of the prospectus supplement or the next succeeding business day should consult their own legal advisers.

No EEA PRIIPs key information document (KID) has been prepared as the 2026 notes are not available to retail in the EEA. No UK PRIIPs KID has been prepared as the 2026 notes are not available to retail in the United Kingdom.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, relevant persons.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2026 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

EXHIBIT B

Final Term Sheet for the $1,500,000,000 7.385% Fixed Rate Resetting Senior Callable Notes due 2028

Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-253693

$1,500,000,000 7.385% Fixed Rate Resetting Senior Callable Notes due 2028

Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,500,000,000 7.385% Fixed Rate Resetting Senior Callable Notes due 2028 (the “2028 notes”)

Expected Issue Ratings:[1]	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,500,000,000

Trade Date:	October 27, 2022

Settlement Date:	November 2, 2022 (T+4) (the “Issue Date”)

Maturity Date:	November 2, 2028 (the “2028 Notes Maturity Date”)

Coupon:	From (and including) the Issue Date to (but excluding) the 2028 Notes Reset Date, the 2028 notes will bear interest at a rate of 7.385% per annum.

From (and including) the 2028 Notes Reset Date to (but excluding) the 2028 Notes Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then prevailing U.S. Treasury Rate, on the Reset Determination Date, plus the 2028 Notes Margin.

Reset Date:	November 2, 2027 (the “2028 Notes Reset Date”)

Reset Determination Date:	The second Business Day (as defined below) immediately preceding the 2028 Notes Reset Date.

Interest Payment Dates:	Interest will be payable semi-annually in arrear on May 2 and November 2 of each year, commencing on May 2, 2023.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

U.S. Treasury Rate and Fallbacks:

“U.S. Treasury Rate” means, with respect to the Reset Period, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Determination Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

Day Count:	30/360, Following, Unadjusted.

Business Day:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated October 27, 2022 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2021 relating to the 2028 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2028 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:

The Issuer may, at its option, redeem the 2028 notes (i) in whole or in part, pursuant to the 2028 Notes Make-Whole Redemption at any time on or after May 2, 2023 to (but excluding) November 2, 2027 (the “2028 Notes Par Redemption Date”); and/ or (ii) in whole but not in part, on the 2028 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2028 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2028 Notes Make-Whole Redemption, the 2028 Notes Discount Factor is 50 bps.

Tax Redemption:	The 2028 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2028 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	330 bps (the “2028 Notes Margin”)

Benchmark Treasury:	UST 4.125% due September 30, 2027

Spread to Benchmark:	330 bps

Reoffer Yield:	7.385%

Price to Public:	100.000%

Underwriting Discount:	0.325%

Net Proceeds:	$1,495,125,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	CaixaBank, S.A., CIBC World Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, Santander Investment Securities Inc.

Co-Managers:	AmeriVet Securities, Inc., CastleOak Securities, L.P., Citizens Capital Markets, Inc., Deutsche Bank Securities Inc., Loop Capital Markets LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Swedbank AB (publ), Telsey Advisory Group LLC, U.S. Bancorp Investments, Inc.

Risk Factors:	An investment in the 2028 notes involves risks. See “Risk Factors” section beginning on page S-17 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738ECD58 / 06738E CD5

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-253693) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore amended and supplemented), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Listing:	We will apply to list the 2028 notes on the New York Stock Exchange.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

It is expected that delivery of the 2028 notes will be made, against payment of the notes, on or about November 2, 2022, which will be the fourth (4th) business day in the United States following the date of pricing of the 2028 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2028 notes in the secondary market generally are required to settle within two (2) business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the 2028 notes who wish to trade the 2028 notes on the date of the prospectus supplement or the next succeeding business day, will be required, because the 2028 notes initially will settle within four (4) business days (T+4) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2028 notes who wish to trade on the date of the prospectus supplement or the next succeeding business day should consult their own legal advisers.

No EEA PRIIPs key information document (KID) has been prepared as the 2028 notes are not available to retail in the EEA. No UK PRIIPs KID has been prepared as the 2028 notes are not available to retail in the United Kingdom.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, relevant persons.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2028 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

EXHIBIT C

Final Term Sheet for the $2,000,000,000 7.437% Fixed Rate Resetting Senior Callable Notes due 2033

Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-253693

$2,000,000,000 7.437% Fixed Rate Resetting Senior Callable Notes due 2033

Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$2,000,000,000 7.437% Fixed Rate Resetting Senior Callable Notes due 2033 (the “2033 notes”)

Expected Issue Ratings:[1]	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$2,000,000,000

Trade Date:	October 27, 2022

Settlement Date:	November 2, 2022 (T+4) (the “Issue Date”)

Maturity Date:	November 2, 2033 (the “2033 Notes Maturity Date”)

Coupon:	From (and including) the Issue Date to (but excluding) the 2033 Notes Reset Date, the 2033 notes will bear interest at a rate of 7.437% per annum.

From (and including) the 2033 Notes Reset Date to (but excluding) the 2033 Notes Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then prevailing U.S. Treasury Rate, on the Reset Determination Date, plus the 2033 Notes Margin.

Reset Date:	November 2, 2032 (the “2033 Notes Reset Date”)

Reset Determination Date:	The second Business Day (as defined below) immediately preceding the 2033 Notes Reset Date.

Interest Payment Dates:	Interest will be payable semi-annually in arrear on May 2 and November 2 of each year, commencing on May 2, 2023.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

U.S. Treasury Rate and Fallbacks:

“U.S. Treasury Rate” means, with respect to the Reset Period, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Determination Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

Day Count:	30/360, Following, Unadjusted.

Business Day:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated October 27, 2022 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2021 relating to the 2033 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2033 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:

The Issuer may, at its option, redeem the 2033 notes (i) in whole or in part, pursuant to the 2033 Notes Make-Whole Redemption at any time on or after May 2, 2023 to (but excluding) November 2, 2032 (the “2033 Notes Par Redemption Date”); and/ or (ii) in whole but not in part, on the 2033 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2033 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2033 Notes Make-Whole Redemption, the 2033 Notes Discount Factor is 50 bps.

Tax Redemption:	The 2033 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2033 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	350 bps (the “2033 Notes Margin”)

Benchmark Treasury:	UST 2.750% due August 15, 2032

Spread to Benchmark:	350 bps

Reoffer Yield:	7.437%

Price to Public:	100.000%

Underwriting Discount:	0.450%

Net Proceeds:	$1,991,000,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	BBVA Securities Inc., BMO Capital Markets Corp., Danske Markets Inc., DZ Financial Markets LLC, Lloyds Securities Inc., Mizuho Securities USA LLC, Nordea Bank ABP, RBC Capital Markets, LLC, SG Americas Securities, LLC, Wells Fargo Securities, LLC

Co-Managers:	Blaylock Van, LLC, CAVU Securities, LLC, Desjardins Securities Inc., ING Financial Markets LLC, Mischler Financial Group, Inc., QNB Capital LLC, RB International Markets (USA) LLC, Roberts and Ryan Investments Inc., Samuel A. Ramirez & Company, Inc., Siebert Williams Shank & Co., LLC, Truist Securities, Inc.

Risk Factors:	An investment in the 2033 notes involves risks. See “Risk Factors” section beginning on page S-17 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738ECE32 / 06738E CE3

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-253693) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore amended and supplemented), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Listing:	We will apply to list the 2033 notes on the New York Stock Exchange.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

It is expected that delivery of the 2033 notes will be made, against payment of the notes, on or about November 2, 2022, which will be the fourth (4th) business day in the United States following the date of pricing of the 2033 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2033 notes in the secondary market generally are required to settle within two (2) business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the 2033 notes who wish to trade the 2033 notes on the date of the prospectus supplement or the next succeeding business day, will be required, because the 2033 notes initially will settle within four (4) business days (T+4) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2033 notes who wish to trade on the date of the prospectus supplement or the next succeeding business day should consult their own legal advisers.

No EEA PRIIPs key information document (KID) has been prepared as the 2033 notes are not available to retail in the EEA. No UK PRIIPs KID has been prepared as the 2033 notes are not available to retail in the United Kingdom.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, relevant persons.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2033 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.